UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	98-1583957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Fifth Wall Acquisition Corp. III

1 Little West 12th Street

4th Floor

New York, NY 10014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

The Domestication and Mergers

As previously disclosed, on December 13, 2022, Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (“FWAC”), entered into that certain Agreement and Plan of Merger, dated as of December 13, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (as amended, the “Merger Agreement”), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and a wholly-owned subsidiary of FWAC (“Merger Sub”), and Mobile Infrastructure Corporation, a Maryland corporation (“MIC”).

On August 25, 2023, as contemplated by the Merger Agreement and described in the section titled “Proposal 2—The Domestication Proposal” beginning on page 163 of the definitive joint proxy statement/prospectus, dated July 11, 2023 (the “Joint Proxy Statement/Prospectus”) and filed with the United States Securities and Exchange Commission (the “SEC”), FWAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed Articles of Incorporation and Articles of Conversion with the Maryland State Department of Assessments and Taxation, pursuant to which FWAC was domesticated and converted to a Maryland corporation, and is referred to in this Current Report on Form 8-K (the “Report”) as “New MIC” or the “Company” (the “Domestication”).

In connection with the Domestication, (a) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of FWAC (“FWAC Class A Shares”) converted automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of New MIC (the “New MIC Common Stock”); and (b) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of FWAC (“FWAC Class B Shares”) converted automatically, on a one-for-one basis, into one share of New MIC Common Stock.

On August 25, 2023, as contemplated by the Merger Agreement and described in the section titled “The Merger—The Merger Agreement” beginning on page 222 of the Joint Proxy Statement/Prospectus, following the Domestication: (a) Merger Sub merged with and into MIC (the “First Merger”) with MIC continuing as the surviving entity (the “First-Step Surviving Company” and the time the First Merger became effective being referred to as the “First Effective Time”), and (b) immediately following the First Effective Time, the First-Step Surviving Company merged with and into New MIC in accordance with the Maryland General Corporation Law (the “Second Merger” and, together with the First Merger, the “Merger”), with New MIC continuing as the surviving entity resulting from the Second Merger. The closing of the Merger is referred to herein as the “Closing” and the date of the Closing is referred to herein as the “Closing Date.” In connection with the Second Merger, FWAC changed its name to “Mobile Infrastructure Corporation.”

In connection with the Merger, among other things: (a) each issued and outstanding share of common stock, par value $0.0001 per share, of MIC (“MIC Common Stock”) (excluding shares owned by MIC and any of its subsidiaries (each, a “Mobile Company”)) converted into the right to receive such number of shares of New MIC Common Stock at an exchange ratio of 1.5 to 1 for an aggregate of 11,632,040 shares of New MIC Common Stock and (b) each issued and outstanding share of Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC (the “MIC Series 1 Preferred Stock”) and Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC (the “MIC Series A Preferred Stock”) converted into the right to receive one share of Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of New MIC (the “New MIC Series 1 Preferred Stock”) or one share of Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of New MIC (the “New MIC Series A Preferred Stock” and, together with the New MIC Series 1 Preferred Stock, the “New MIC Preferred Stock”), as applicable, having terms materially the same as the applicable MIC Series 1 Preferred Stock or MIC Series A Preferred Stock, except that the shares of New MIC Preferred Stock will be convertible into shares of New MIC Common Stock instead of shares of MIC Common Stock. Each share of New MIC Preferred Stock will be convertible into a number of shares of New MIC Common Stock determined by a formula to be applied at the time of conversion, which formula was described in the Joint Proxy Statement/Prospectus. Each outstanding share of MIC Common Stock that was held by any Mobile Company was cancelled without payment of any consideration therefor and no Mobile Company was entitled to any consideration by virtue of the Merger. In addition, upon the First Merger Effective Time, the outstanding and unexercised warrant to purchase 1,702,128 shares of MIC Common Stock at an exercise price of $11.75 per share

(the “MIC Common Stock Warrant”) became a warrant (the “New MIC Warrant”) to purchase 2,553,192 shares of New MIC Common Stock at an exercise price of $7.83 per share. The sole holder of the New MIC Warrant is Color Up, LLC, a Delaware limited liability company (“Color Up”).

In connection with the Merger, Mobile Infra Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), converted (the “Conversion”) from a Maryland limited partnership to a Delaware limited liability company, Mobile Infra Operating Company, LLC (following the Conversion, the “Operating Company”). In connection with the Conversion, each outstanding unit of partnership interest of the Operating Partnership converted automatically, on a one-for-one basis, into an equal number of identical membership units of the Operating Company. Following the Conversion, the classes of partnership units of the Operating Partnership designated as “Common Units,” “Class A Units,” “LTIP Units” and “Performance Units” became classes of membership units of the Operating Company. The Conversion was consummated prior to the First Effective Time and at or about the time of the Domestication. MIC was the sole general partner of the Operating Partnership and, prior to the Conversion, owned substantially all of its assets and conducted substantially all of its operations through the Operating Partnership. Following the Conversion, New MIC is a member of the Operating Company. New MIC owns substantially all of its assets and conducts substantially all of its operations through the Operating Company. Immediately following the Conversion, New MIC owns approximately 52.05% of the Common Units. The Operating Company will be managed by a board of directors consisting of two board members—one individual appointed by New MIC who shall be entitled to two votes on every matter submitted to a vote of the board of directors of the Operating Company and one individual appointed by the non-New MIC members of the Operating Company who shall be entitled to one vote on every matter submitted to a vote of the board of directors of the Operating Company. The two directors of the Operating Company as of the date of this Report are Manuel Chavez, III and Stephanie Hogue.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibits 2.1 and 2.2 to this Report and incorporated herein by reference.

Preferred Equity PIPE Financing

Pursuant to subscription agreements (the “Subscription Agreements”) entered into on June 15, 2023, by and between FWAC and each of HSCP Strategic III, L.P., a Delaware limited partnership (“HS3”), Harvest Small Cap Partners, L.P. and Harvest Small Cap Partners Master, Ltd., entities controlled by Jeffrey B. Osher, a director of New MIC, and Bombe-MIC Pref, LLC, an entity controlled by Manuel Chavez, III and of which Stephanie Hogue is a member, each of whom is a director and officer of New MIC (collectively, the “Preferred PIPE Investors”), New MIC, immediately prior to the Closing, issued and sold to the Preferred PIPE Investors a total of 46,000 shares of Series 2 Convertible Preferred Stock, par value $0.0001 per share, of New MIC (the “Series 2 Preferred Stock”) at $1,000 per share for an aggregate purchase price of $46,000,000, on the terms and subject to the conditions set forth therein (the “Preferred PIPE Investment”).

The shares of Series 2 Preferred Stock will convert into shares of New MIC Common Stock upon the earliest of December 31, 2023 (provided that there has been no suspension or removal of New MIC Common Stock from NYSE American (“NYSE”) during the thirty (30)-day period following the Closing) or a change of control of New MIC. The aggregate of 46,000 shares of Series 2 Preferred Stock and the Dividends (as defined below) will convert into 13,787,462 shares of New MIC Common Stock, which number is comprised of (i) 12,534,058 shares of New MIC Common Stock issuable upon the conversion of 46,000 shares of Series 2 Preferred Stock based on the stated value of such shares and (ii) 1,253,404 shares of New MIC Common Stock issuable upon the conversion of the Dividends the holders of Series 2 Preferred Stock would be entitled to, which would be received upon conversion of shares of Series 2 Preferred Stock on December 31, 2023, assuming the current conversion price and the authorization of the Dividends by the board of directors of New MIC. The described amounts are subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, or similar events affecting the Series 2 Preferred Stock, as set forth in New MIC Charter (as defined below).

The shares of Series 2 Preferred Stock are non-voting shares. The holders of shares of Series 2 Preferred Stock will be entitled to receive dividends (the “Dividends”) at a cumulative annual rate of 10% during the period between the initial issuance of such shares and the conversion thereof into shares of New MIC Common Stock; provided that if the date of the distribution occurs prior to the first anniversary of the original date of issuance of such share, the holder of such share of Series 2 Preferred Stock shall receive Dividends at a cumulative annual rate of 10% of the $1,000 per share liquidation preference for a period of one year, which will be paid in full on the conversion date. Dividends will be paid in kind and also convert into shares of New MIC Common Stock.

The Subscription Agreements provide that the shares of New MIC Common Stock issued to the Preferred PIPE Investors upon the conversion of the Series 2 Preferred Stock (including the conversion of Dividends) will be subject to a one-year lock-up. A description of the Subscription Agreements is included in the Joint Proxy Statement/Prospectus in the section titled “The Merger—The Merger Agreement—PIPE Investment” beginning on page 223 of the Joint Proxy Statement/Prospectus.

The shares of Series 2 Preferred Stock issued to the Preferred PIPE Investors were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Subscription Agreements and the provisions of the New MIC Charter pertaining to the terms of the Series 2 Preferred Stock is a summary only and is qualified in its entirety by reference to the full text of the form of the Subscription Agreement and the New MIC Charter, which are filed as Exhibit 10.47 and Exhibit 3.1 to this Report, respectively, and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Closing and as contemplated by the Merger Agreement, New MIC, Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), certain former directors of FWAC, the Preferred PIPE Investors, and Color Up (collectively, the “RRA Holders”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement are described in the Joint Proxy Statement/Prospectus in the section titled “The Merger—Certain Related Agreements—Registration Rights Agreement” on page 243 of the Joint Proxy Statement/Prospectus. In connection with the execution of the Registration Rights Agreement, the Registration and Shareholder Rights Agreement, dated as of May 24, 2021 (the “FWAC Prior Agreement”), by and among FWAC, the Sponsor and certain former directors of FWAC was terminated. Under the FWAC Prior Agreement, the Sponsor and certain former directors of FWAC were entitled to customary registration rights.

Pursuant to the Registration Rights Agreement, New MIC granted the RRA Holders certain registration rights with respect to the Registrable Securities (as defined below) of New MIC. Among other things, the Registration Rights Agreement requires New MIC to register (a) all shares of New MIC Common Stock, (b) all shares of New MIC Common Stock issuable upon exercise, conversion, redemption, or exchange of any option, warrant, convertible or exchangeable security, including the New MIC Warrant, the Common Units, and the shares of Series 2 Preferred Stock, (c) the New MIC Warrant, and (d) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of New MIC Common Stock and Common Units (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations, stock splits or otherwise) (collectively, the “Registrable Securities”). The Registration Rights Agreement requires New MIC to file a registration statement registering for resale the Registrable Securities as promptly as practicable following the Closing but no later than the first business day to occur thirty (30) calendar days after Closing. New MIC is required to use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 90th calendar day (or 135th calendar day if the SEC notifies New MIC that it will “review” the registration statement) following the filing date of the registration statement and (b) the 10th business day after the date New MIC is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Information concerning the security ownership of certain RRA Holders is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report and is incorporated herein by reference into this Item 1.01. For additional information about material relationships between New MIC and RRA Holders affiliated with FWAC, MIC, or New MIC, please see the information section titled “Certain Relationships and Related Transactions” beginning on page 386 of the Joint Proxy Statement/Prospectus, which is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.42 to this Report and incorporated herein by reference.

Side Letter

On the Closing Date, and immediately prior to the Closing, FWAC, the Sponsor, and MIC entered into that certain Letter Agreement, dated as of August 25, 2023 (the “Letter Agreement”), relating to that certain Second Amended and Restated Sponsor Agreement, dated as of December 13, 2022, as amended and restated on May 11, 2023 and June 15, 2023 (the “Sponsor Agreement”), by and among FWAC, MIC, the Sponsor, and the former members of the board of directors of FWAC party thereto. The Letter Agreement provides for the cancellation of 100,000 FWAC Class B Shares issued and outstanding and held by the Sponsor immediately prior to the Closing for no consideration.

The foregoing description of the Letter Agreement is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.46 to this Report and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on the Closing Date, New MIC entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by New MIC of certain expenses and costs relating to claims, suits, or proceedings arising from service to New MIC or, at its request, service to other entities to the fullest extent permitted by applicable law.

The foregoing description of the indemnification agreements is a summary only and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.51 to this Report and incorporated herein by reference.

Warrant Assumption and Amendment Agreement

At the First Effective Time, MIC, New MIC, and Color Up entered into a Warrant Assumption and Amendment Agreement (the “Warrant Assumption and Amendment Agreement”) to that certain Warrant Agreement, dated August 25, 2021 (the “Warrant Agreement”), by and between MIC and Color Up, pursuant to which, among other things, effective as of the First Effective Time, New MIC assumed the MIC Common Stock Warrant remaining outstanding and unexpired at that time, and such MIC Common Stock Warrant became the New MIC Warrant.

The foregoing description of the Warrant Assumption and Amendment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Warrant Assumption and Amendment Agreement, a copy of which is filed as Exhibit 10.15 to this Report and incorporated herein by reference.

Amended and Restated Warrant Agreement

On August 29, 2023, New MIC and Color Up entered into an Amended and Restated Warrant Agreement (the “Amended Warrant Agreement”), pursuant to which the Warrant Agreement was amended and restated to:

(i)

reflect the effects of the Merger (including but not limited to the reduction in the exercise price of the New MIC Warrant from $11.75 to $7.83 per share and the increase in the number of the underlying shares from 1,702,128 shares of MIC Common Stock to 2,553,192 shares of New MIC Common Stock) and

(ii)	permit Color Up to exercise the New MIC Warrant on a cashless basis at Color Up’s option.

The foregoing description of the Amended Warrant Agreement is a summary only and is qualified in its entirety by reference to the full text of the Amended Warrant Agreement, a copy of which is filed as Exhibit 10.16 to this Report and incorporated herein by reference.

LLC Agreement

Following the Conversion, Color Up, HS3, each of Manuel Chavez, III, Stephanie Hogue, Jeffrey B. Osher, Lorrence T. Kellar, Danica Holley, Damon Jones and Shawn Nelson, individually, and MIC became a member of the Operating Company. MIC owns substantially all of its assets and conducts substantially all of its operations through the Operating Company. At the First Effective Time, MIC and the other members of the Operating Company entered into the Limited Liability Company Agreement of Mobile Infra Operating Company, LLC (the “Operating Company LLC Agreement”), which sets forth the rights and obligations of the holders’ membership interests of the Operating Company. Under the Operating Company LLC Agreement, the Operating Company is managed by a board of directors consisting of two board members—one individual appointed by New MIC who is entitled to two votes on every matter submitted to a vote of the board of directors of the Operating Company and one individual appointed by the non-New MIC members of the Operating Company who is entitled to one vote on every matter submitted to a vote of the board of directors of the Operating Company. Mr. Chavez, Ms. Hogue, and Mr. Osher beneficially owned, as the controlling persons of Color Up, 11,242,635 Common Units, or approximately 44.2% of the outstanding Common Units immediately prior to Closing. Mr. Osher beneficially owned through HS3 an additional 2,553,192 Common Units, or approximately 10% of the outstanding Common Units, and 638,298 Class A Units immediately prior to Closing. As of Closing, Mr. Chavez and Ms. Hogue beneficially own, in the aggregate, 2,250,000 Performance Units, and Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, and Mr. Jones beneficially own, in the aggregate, approximately 651,556 LTIP Units.

The foregoing description of the Operating Company LLC Agreement is a summary only and is qualified in its entirety by reference to the full text of the Operating Company LLC Agreement, a copy of which is filed as Exhibit 10.50 to this Report and incorporated herein by reference.

Credit Agreement Amendment

On the Closing Date, and immediately prior to the Closing, MIC entered into that certain Waiver and Second Amendment to Credit Agreement (the “Second Amendment”), by and among the Operating Partnership, certain subsidiaries of the Operating Partnership (together with the Operating Partnership, the “Borrower”), MIC, and KeyBank National Association (“KeyBank”) and the other financial institutions party thereto as lenders (the “Lenders”), amending that certain Credit Agreement, dated as of March 29, 2022, as amended by that certain First Amendment to Credit Agreement, dated as of November 17, 2022 (together with the Second Amendment, the “Credit Agreement”), by and among the Borrower, MIC, KeyBank, and the Lenders. As of the Closing, the Credit Agreement was assumed by the Company both by operation of law and by the express consent of the Lenders.

Pursuant to the Second Amendment, KeyBank and the Lenders agreed to waive certain existing events of default under the Credit Agreement, in the limited manner set forth therein, related to mandatory prepayments and certain financial covenants. Additionally, the Second Amendment, among other things:

•	reduced the total commitment of the Lenders from $75 million to $58.7 million as of the Closing;

•

required that the Company, as successor in interest to MIC, or the Borrower remit $15,000,000 of the proceeds from the Preferred PIPE Investment at the Closing to pay down outstanding borrowing under the Credit Agreement;

•	removed the Fixed Charge Coverage Ratio (as defined in the Credit Agreement);

•	required a Borrowing Base Interest Coverage Ratio (as defined in the Credit Agreement) of 1.10 to 1.00;

•

required that the Company maintain at least $7 million in unencumbered cash, unencumbered cash equivalents, and amounts on deposit in an account containing cash collateral to be used for interest payments;

•

required the contribution of certain real property as collateral and concurrently with any sale or refinancing of that property, the Company deposit the proceeds from such sale or refinancing with KeyBank as cash collateral on the Credit Agreement;

•	increased the Applicable Debt Pool Yield (as defined in the Credit Agreement) from 8.0% to 9.0%; and

•	established a reserve for certain cash collateral to be used for interest payments.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.25 to this Report and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective upon the Closing, the FWAC Prior Agreement was terminated. The information contained in Item 1.01 of this Report relating to the FWAC Prior Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New MIC is providing the information below that would be included in a Form 10 (if it were to file a Form 10). Please note that the information provided below relates to the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Report, including statements incorporated by reference, may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, including statements related to plans, strategies, and objectives of management, the Company’s business prospects, future profitability, and the Company’s competitive position, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” “outlook,” “forecast,” “project,” “continue,” “could,” “might,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The inclusion of any statement in this Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on the Company’s business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the Company’s ability to recognize the anticipated benefits of the business combination;

•	increased fuel prices may adversely affect the Company’s operating environment and costs;

•	the Company has a limited operating history which makes its future performance difficult to predict;

•

MIC incurred net losses attributable to MIC common stockholders of $11.1 million and $14.1 million for the years ended December 31, 2022 and 2021, respectively, and $1.7 million and $2 million for the six months ended June 30, 2023 and 2022, respectively, and the Company may experience additional net losses in the future;

•	the Company will need to improve cash flow from operations to avoid a future liquidity event;

•	the Company depends on its management team and the loss of key personnel could have a material adverse effect upon the Company’s ability to conduct and manage its business;

•	a material failure, inadequacy, interruption, or security failure of the Company’s technology networks and related systems could harm the Company’s business;

•

the Company’s executive officers and certain of the Company’s directors face or may face conflicts of interest related to their positions and interests in affiliates of the Company, which could hinder the Company’s ability to implement its business strategy and generate returns to investors;

•

estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which the Company competes achieves the forecasted growth, the Company’s business could fail to grow at a similar rate, if at all;

•

MIC’s revenues had been and the Company’s revenues will continue to be significantly influenced by demand for parking facilities generally, and a decrease in such demand would likely have a greater adverse effect on the Company’s revenues than if it owned a more diversified real estate portfolio;

•	the Company may be unable to attain its investment strategy or increase the value of its portfolio;

•	the Company may be unable to grow its business by acquisitions of additional parking facilities;

•	the Company’s parking facilities face intense competition, which may adversely affect rental and fee income;

•

the Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure investors that it will have funds available to correct such defects or to make such improvements;

•	the Company requires scale to improve cash flow and earnings for investors;

•

changing consumer preferences and legislation affecting the Company’s industry or related industries may lead to a decline in parking demand, which could have a material adverse impact on the Company’s business, financial condition and results of operations;

•

the COVID-19 pandemic may have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, liquidity and ability to satisfy the Company’s debt service obligations, and its duration and ultimate lasting impact is unknown;

•	the Company’s investments in real estate will be subject to the risks typically associated with investing in real estate;

•	uninsured losses or premiums for insurance coverage relating to real property may adversely affect the Company’s investor returns;

•

the Company’s material weaknesses in its internal control over financial reporting could adversely affect the Company’s ability to report its results of operations and financial condition accurately and in a timely manner;

•	the Company may not be able to access financing sources on attractive terms, or at all, which could adversely affect its ability to execute its business plan;

•	the Company may not obtain sufficient capital on acceptable terms and, as a result, the Company’s business and its ability to operate could be materially adversely impacted;

•

instability in the debt markets and other factors may make it more difficult for the Company to finance or refinance properties, which could reduce the number of properties the Company can acquire and the amount of cash distributions the Company can make to its investors;

•	increasing interest rates may adversely affect the Company;

•	the Company identified conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern;

•

adverse judgments, settlements, or investigations resulting from legal proceedings in which the Company may be involved could reduce its profits, limit its ability to operate its business or distract its officers from attending to its business;

•	holders of outstanding New MIC Preferred Stock and Series 2 Preferred Stock have dividend, liquidation, and other rights that are senior to the rights of the holders of New MIC Common Stock; and

•

The Preferred PIPE Investment is structured as an issuance of preferred stock, which may be viewed as less favorable to New MIC and the holders of its shares than other forms of financing and may expose holders of shares of New MIC Common Stock to additional dilution following the closing of the Merger, any of which could cause investors to lose some or all of their investment.

Additional information concerning these, and other risks, is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobile Infrastructure Corporation,” in the Joint Proxy Statement/Prospectus beginning on pages 82 and 343, respectively. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

Business and Properties

The Company’s business and properties are described in the Joint Proxy Statement/Prospectus in the section titled “Description of MIC’s Businesses” beginning on page 310, which is incorporated herein by reference.

Risk Factors

A summary of the risks associated with the Company’s business is included on pages 69-70 of the Joint Proxy Statement/Prospectus under the heading “Summary Risk Factors” and is incorporated herein by reference, except that the first paragraph of subsection titled “Risks Related to Financial, Tax and Accounting Issues” is amended and restated as follows:

•	The Company identified conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern.

The risks associated with the Company’s business are described in detail in the Joint Proxy Statement/Prospectus in the section titled “Risk Factors,” beginning on page 82 of the Joint Proxy Statement/Prospectus, which is incorporated herein by reference, except that the risk factors set forth below are amended and restated in their entirety.

The disclosure on the third through sixth paragraphs on page 94 and the first paragraph on page 95 of the Joint Proxy Statement/Prospectus in the subsection titled “Risks Related to Financial, Tax and Accounting Issues” is amended and restated as follows:

The Company identified conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern.

MIC’s financial statements included elsewhere in this Report have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. MIC’s independent auditor included an explanatory paragraph regarding MIC’s ability to continue as a “going concern” in its report on MIC’s financial statements for the year ended December 31, 2022 due to MIC’s inability to comply with a financial covenant under its Credit Agreement. Subsequently, MIC entered into an amendment to its Credit Agreement, which resulted in a waiver of all existing events of default, the payment by the Company, as successor to MIC, or Borrower of $15 million of the proceeds from the Preferred PIPE Investment at the Closing to pay down outstanding borrowing, the decrease of available credit from $75 million to $58.7 million and certain modifications to the financial covenants.

In addition, MIC has experienced net losses since inception and may continue to experience additional losses. Likewise, there can be no assurance of the absence of future defaults under the terms of the Credit Agreement. Moreover, immediately prior to the Merger, MIC had approximately $90 million of debt which matures within the next twelve months. The Company does not currently have sufficient cash on hand or available liquidity to repay the maturing debt as it comes due. Furthermore, additional conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern may transpire in the future.

As a result, the Company may not have sufficient capital as and when needed, which may materially adversely affect the Company’s business, financial conditions, and results of operations and may cause the Company to significantly modify its operational plans to continue as a going concern. Additionally, the Company’s lack of cash resources and its potential inability to continue as a going concern may materially adversely affect the Company’s share price and the Company’s ability to raise or access new capital, enter into critical contractual relations with third parties, and otherwise execute its development strategy.

To increase the available cash resources, management’s plans include capitalizing on recent business development initiatives that the Company anticipates will improve total revenues through increased utilization of parking assets and in many cases at higher average ticket rates and budgeting reduced overhead costs in 2023 through the reduction or elimination of certain controllable expenses. However, there can be no assurance that the Company will be successful in completing any of these options.

The disclosure on the second through fifth paragraphs on page 95 and the first through third paragraphs on page 96 of the Joint Proxy Statement/Prospectus in the subsection titled “Risks Related to Financial, Tax and Accounting Issues” is amended and restated as follows:

MIC previously identified material weaknesses in its internal control over financial reporting, and the Company may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of the Company’s financial statements or cause the Company to fail to meet its periodic reporting obligations. These material weaknesses could adversely affect the Company’s ability to report its results of operations and financial condition accurately and in a timely manner.

MIC’s management identified material weaknesses in its internal control over financial reporting in connection with its assessment as of and for the year ended December 31, 2022. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Such material weakness was carried over to the Company, as MIC’s successor. Specifically, these control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (a) MIC’s lack of appropriate segregation of duties within its accounting and finance groups; (b) the lack of formal and effective controls over user access to certain information systems to ensure adequate restriction of users and privileged access to transaction processing applications; and (c) inappropriate application of GAAP.

Although MIC had begun to implement measures to address the material weaknesses, the implementation of those measures did not fully address the material weaknesses and deficiencies in MIC’s internal control over financial reporting, and, as of June 30, 2023, MIC could not conclude that these matters have been fully remedied. The following remedial actions had been identified and initiated by MIC:

•

MIC hired and trained additional accounting resources with appropriate levels of experience and reallocating responsibilities across MIC’s finance organization. This measure provides for the segregation of duties and ensures that the appropriate level of knowledge and experience will be applied based on the risk and complexity of transactions and tasks under review.

•	MIC did and the Company expects to continue to educate control owners and enhance policies to ensure appropriate restrictions related to user access and privileged access are in place.

•	MIC re-evaluated the permissions of user roles within its accounting system and re-assigned access to individuals in order to establish a more appropriate segregation of duties.

•	MIC enhanced internal control documentation for key controls to ensure the assignment of preparers and reviewers, and established policies for the formal sign-off of key controls.

•

Beginning with the third quarter of 2022, MIC established a formal Disclosure Committee to enhance governance by management for the oversight of internal controls over financial reporting, including disclosure controls and procedures.

•

MIC provided access to accounting literature and research to enable the control owners in evaluating technical accounting pronouncements for certain transactions, in addition to utilizing third-party resources when appropriate.

•

Through its continued remediation efforts, MIC identified and recorded certain accounting adjustments during the third and fourth quarters of 2022 that were considered immaterial, individually and in the aggregate, to MIC’s consolidated financial statements taken as a whole for the affected periods. The Company’s continued remediation activities will include the designing of internal control policies and practices that directly respond to these accounting adjustments.

Additionally, there can be no assurance that the Company will be able to timely and seamlessly proceed with the remediation measures to address the material weaknesses identified above and strengthen its internal control over financial reporting.

Any failure to maintain such internal control could adversely impact the Company’s ability to report its financial position and results of operations on a timely and accurate basis. If the Company’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if the Company’s financial statements are not filed on a timely basis, the Company could be subject to sanctions or investigations by the NYSE, the SEC, or other regulatory authorities. Additionally, failure to timely file required Exchange Act reports will cause the Company to be ineligible to utilize short-form registration statements on Form S-3, which may impair the Company’s ability to obtain capital in a timely fashion to execute our business strategies or issue shares of common stock to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in the Company’s reported financial information, which could have a negative effect on the trading price of the Company’s stock and may result in a material adverse effect on the Company’s business.

The Company can give no assurance that any additional material weaknesses or resulting restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if the Company is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of the Company’s financial statements.

The disclosure on the first and second paragraphs on page 100 and the first and second paragraphs on page 101 of the Joint Proxy Statement/Prospectus in the subsection titled “Risks Related to MIC’s Indebtedness and Certain Other Obligations” is amended and restated as follows:

We have debt, and we may incur additional debt.

The Company is subject to numerous risks associated with the Company’s debt, including the risk that the Company’s cash flows could be insufficient to meet the required payments on its debt. There are no limits in the Company’s organizational documents on the amount of debt it may incur, and the Company may incur substantial debt. The Company’s debt obligations could have important consequences for its investors. Incurrence of debt may increase its vulnerability to adverse economic, market, and industry conditions, limit its flexibility in planning for, or reacting to, changes in its business, and place the Company at a disadvantage in relation to competitors that have lower debt levels. Excessive debt could limit the Company’s ability to obtain financing for working capital, capital expenditures, acquisitions, refinancing, lease obligations, or other purposes, prevent it from achieving investment grade ratings from nationally recognized credit rating agencies, and reduce its ability to make distributions to our investors.

For example, the Credit Agreement contains customary representations, warranties, conditions to borrowing, covenants, and events of default, including certain covenants that limit or restrict, subject to certain exceptions, the ability of the Company, the Operating Company, and the Company’s other subsidiaries to sell or transfer assets, enter into a merger or consolidate with another company, create liens, make investments or acquisitions or incur certain indebtedness. Among other things, the Credit Agreement requires the Company to maintain:

•	a total leverage ratio not to exceed 65%;

•	an interest reserve in an amount equal to $375,000, subject to adjustment;

•	an aggregate of $7,000,000 in unencumbered cash, unencumbered cash equivalents, and amounts on deposit in an account containing cash collateral to be used for interest payments;

•	a borrowing base interest coverage ratio of no less than 1.10 to 1.00; and

•

a tangible net worth of not less than $206,908,200 plus 90% of the net proceeds received by the Company or the Operating Company and certain of the Company’s subsidiaries at any time from the issuance of stock (whether common, preferred, or otherwise) by the Company, the Operating Company, or certain of the Company’s other subsidiaries.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Joint Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobile Infrastructure Corporation,” which is incorporated herein by reference. Reference is also made to the disclosure contained in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in MIC’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2023 filed with the SEC on August 14, 2023, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of New MIC Common Stock as of August 28, 2023, by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of New MIC Common Stock;

•	each of the Company’s directors and named executive officers; and

•	all directors and executive officers of the Company as a group.

The following table also sets forth information regarding the beneficial ownership of Series 2 Preferred Stock and limited liability company interests of the Operating Company as of August 28, 2023, by:

•	each of the Company’s directors and named executive officers; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to New MIC by such beneficial owners.

The beneficial ownership percentages set forth in the following table are based on the following numbers of the pertinent securities outstanding as of August 28, 2023:

(i)	14,978,325 shares of New MIC Common Stock;

(ii)	46,000 shares of Series 2 Preferred Stock; and

(iii)

28,774,152 Common Units outstanding, provided that the Company (which is not included in the table below) owns 14,978,325 Common Units representing approximately 52.05% of the outstanding Common Units.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual below is c/o Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

	New MIC Common Stock			Series 2 Preferred Stock			Operating Company Common Units
Name of Beneficial Owner	Shares Beneficially Owned(1)		Percentage, %	Shares Beneficially Owned		Percentage, %	Common Units Beneficially Owned(2)		Percentage, %
Five Percent Holders
Color Up(3)	6,490,438	(4)	37.02	—		*	11,242,635		39.07
HS3(5)	6,490,438	(4)	37.02	20,000		43.48	14,434,125	(6)	49.07
Fifth Wall Acquisition Sponsor III LLC(7)	2,807,000		18.74	—		*	—		*
Directors and Named Executive Officers
Manuel Chavez, III(3)	6,490,438	(4)	37.02	6,000	(8)	13.04	11,262,960	(9)	39.12
Stephanie Hogue(3)	6,490,438	(4)	37.02	6,000	(8)	13.04	11,257,879	(10)	39.10
Jeffrey B. Osher(3)(5)	6,490,438	(4)	37.02	40,000	(11)	86.96	14,435,170	(12)	49.08
Lorrence Kellar	—		*	—		*	1,204	(13)	*
Danica Holley	—		*	—		*	991	(14)	*
Damon Jones	—		*	—		*	1,045	(15)	*
David Garfinkle	—		*	—		*	—		*
Brad Greiwe	—		*	—		*	—		*
All Directors and Executive Officers as a Group (8 individuals)	6,490,438	(4)	37.02	46,000	(16)	100	14,473,979	(17)	49.14

*	Represents beneficial ownership of less than 1%.

(1)

Does not include shares of New MIC Common Stock that may be issued upon redemption of Common Units (including the Common Units which such person may acquire upon the vesting and conversion to Common Units of outstanding Performance Units, LTIP Units, and Class A Units) because, upon the holder’s election to redeem Common Units, the Company may elect to redeem such Common Units for cash or shares of New MIC Common Stock in the Company’s sole discretion. Does not include shares of New MIC Common Stock that may be issued upon conversion of Series 2 Preferred Stock (including the dividends thereon) because shares of Series 2 Preferred Stock are not convertible or exchangeable into shares of New MIC Common Stock within 60 days of August 28, 2023.

(2)

Does not include 1,406,250 Performance Units issued to Mr. Chavez and 843,750 Performance Units issued to Ms. Hogue. Although the referenced Performance Units (subject to terms and conditions of the Operating Company LLC Agreement) are convertible into Common Units upon vesting, the vesting conditions of the Performance Units cannot be satisfied within 60 days of August 28, 2023.

(3)

Securities held directly by Color Up may be deemed to be beneficially owned by (i) Mr. Chavez, Ms. Hogue, and Mr. Osher, who are the managers of Color Up and may be deemed to share voting and dispositive power with regard to the securities held directly by Color Up; (ii) HS3, which is a member of Color Up and which may be deemed to share dispositive power with regard to securities held directly by Color Up; and (iii) Bombe Asset Management, LLC (“Bombe”), a Delaware limited liability company formed and owned by Mr. Chavez, which is a member of Color Up and may be deemed to share dispositive power with regard to securities held directly by Color Up. The address of Bombe is 30 W. 4th Street, Cincinnati, Ohio 45202.

(4)

Consists of the following securities directly held by Color Up: (i) 3,937,246 shares of New MIC Common Stock and (ii) 2,553,192 shares of New MIC Common Stock issuable upon exercise of the New MIC Warrant.

(5)

Securities held directly by HS3 may be deemed to be beneficially owned by (i) Harvest Small Cap Partners GP, LLC (“HSCP”), the general partner of HS3, (ii) No Street Capital LLC (“No Street”), the managing member of HSCP, and (ii) Mr. Osher, the managing member of No Street. As discussed in footnote (3), HS3 may be deemed to share dispositive power with regard to securities directly held by Color Up. The address of HS3, HSCP, No Street, and Mr. Osher is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.

(6)

Consists of (i) 11,242,635 Common Units held directly by Color Up, (ii) 2,553,192 Common Units held directly by HS3, and (iii) 638,298 Class A Units exercisable into 638,298 Common Units within 60 days of August 28, 2023 held directly by HS3.

(7)

Includes 1,900,000 shares of New MIC Common Stock that are subject to vesting and forfeiture, as provided in the Sponsor Agreement. Andriy Mykhaylovskyy and Brendan Wallace, by virtue of being managing members of the Sponsor, have voting and dispositive power over the securities held by the Sponsor and, therefore, may be deemed to have beneficial ownership of the securities held directly by the Sponsor. The address of the Sponsor and Messrs. Mykhaylovskyy and Wallace is 6060 Center Drive, 10th Floor, Los Angeles, California 90045.

(8)

Represents shares of Series 2 Preferred Stock held directly by Bombe-MIC Pref, LLC (“Bombe Pref”). Mr. Chavez is the manager of Bombe Pref and may be deemed to share voting and dispositive power with regard to the securities held directly by Bombe Pref. Ms. Hogue is a member of Bombe Pref and may be deemed to share dispositive power with regard to securities held directly by Bombe Pref.

(9)	Consists of (i) 11,242,635 Common Units held directly by Color Up and (ii) 20,325 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.

(10)	Consists of (i) 11,242,635 Common Units held directly by Color Up and (ii) 15,244 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.
(11)

Consists of (i) 20,000 shares of Series 2 Preferred Stock held directly by HS3, (ii) 6,633 shares of Series 2 Preferred Stock held directly by HSCP, and (iii) 13,367 of Series 2 Preferred Stock held directly by Harvest Small Cap Partners Master, Ltd. (“HSCP Master”). Securities held directly by HSCP Master may be deemed to be beneficially owned by No Street, the investment manager of HSCP Master, and Mr. Osher, the managing member of No Street, both sharing voting and dispositive power with regard to the securities held directly by HSCP Master. The address of HSCP Master is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.

(12)

Consists of (i) 11,242,635 Common Units held directly by Color Up, (ii) 2,553,192 Common Units held directly by HS3, (iii) 638,298 Class A Units exercisable into 638,298 Common Units within 60 days of August 28, 2023 held directly by HS3, and (iv) 1,045 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.

(13)	Consists of 1,204 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.
(14)	Consists of 991 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.
(15)	Consists of 1,045 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.
(16)

Consists of (i) 20,000 shares of Series 2 Preferred Stock held directly by HS3, (ii) 6,633 shares of Series 2 Preferred Stock held directly by HSCP, (iii) 13,367 shares of Series 2 Preferred Stock held directly by HSCP Master, and (iv) 6,000 shares of Series 2 Preferred Stock held directly by Bombe Pref.

(17)

Consists of (i) 11,242,635 Common Units held directly by Color Up, (ii) 2,553,192 Common Units held directly by HS3, (iii) 638,298 Class A Units exercisable into 638,298 Common Units within 60 days of August 28, 2023 held directly by HS3, and (iv) 39,854 vested LTIP Units convertible into Common Units within 60 days of August 28, 2023.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers is set forth in the Joint Proxy Statement/Prospectus in the section titled “Management of New MIC After the Merger” beginning on page 374, and that information is incorporated herein by reference. Each member of the New MIC board of directors is elected by its stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

On July 25, 2023, Kyle Brown resigned from his position as Chief Accounting Officer of MIC effective as of July 28, 2023.

Executive and Director Compensation

Information with respect to the compensation of the Company’s named executive officers and directors is set forth in the Joint Proxy Statement/Prospectus in the sections titled “Directors and Executive Officer Compensation—Executive and Director Compensation of MIC” and “Directors and Executive Officer Compensation—Post-Merger Executive Compensation” beginning on pages 358 and 366, respectively, and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever served as an officer of the Company. None of the Company’s directors has an interlocking or other relationship with another board or compensation committee that would require disclosure under Item 407(e)(4) of SEC Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

Information with respect to certain relationships and related person transactions of the Company are described in the Joint Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 386, and that information is incorporated herein by reference. Information with respect to certain relationships and related person transactions of the Company described in Item 1.01 under the titles “Warrant Assumption and Amendment Agreement” and “Amended and Restated Warrant Agreement” of this Report is incorporated herein by reference.

The board of directors of the Company has determined that each of the Company’s directors, other than Mr. Manuel Chavez, III, and Ms. Stephanie Hogue, qualifies as “independent” under the listing requirements of the NYSE American LLC.

Legal Proceedings

From time to time, the Company may be subject to various legal proceedings, investigations, or claims that arise in the ordinary course of our business activities. As of the date of this filing, the Company is not currently a party to any litigation, investigation, or claim the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows or which otherwise is required to be disclosed under Item 103 of SEC Regulation S-K.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of New MIC Common Stock began trading on the NYSE American LLC under the symbol “BEEP” on August 28, 2023.

As of August 28, 2023, the Company had 14,978,325 shares of New MIC Common Stock issued and outstanding and held of record by 3,243 holders.

The Company has not paid any cash dividends on shares of New MIC Common Stock to date. It is the present intention of the Company’s board of directors to retain future earnings for the development, operation, and expansion of its business, and the Company’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

The following sets forth information as to securities sold in the last three years by MIC, which were not registered under the Securities Act. The descriptions of these issuances are historical and have not been adjusted to give effect to the Merger. To the extent required by Item 10 of Form 10, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

Equity Purchase and Contribution Agreement dated January 8, 2021

On August 25, 2021, in connection with the closing of the transactions contemplated by the equity purchase and contribution agreement dated January 8, 2021, Color Up contributed to the Operating Partnership (a) cash consideration of $35,000,000, (b) certain technology and (c) the outstanding equity interests of three property owning entities (the “Acquired Properties” and, together with the cash consideration and certain technology, the “Contributed Interests”), which properties are located in Cincinnati, Ohio and Chicago, Illinois. The Acquired Properties consisted of parking assets totaling approximately 1,201,000 square feet. In exchange for the Contributed Interests, the Operating Partnership issued 7,459,090 common units of limited partnership interest of the Operating Partnership (“OP Units”) and MIC issued the MIC Common Stock Warrant. In connection with the Conversion, each outstanding OP Unit converted automatically, on a one-for-one basis, into an equal number of Common Units. The Common Units generally may be redeemed by the holder thereof for cash or, at the option of New MIC, for shares of New MIC Common Stock. The OP Units and the MIC Common Stock Warrant were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Securities Purchase Agreement dated November 2, 2021

On November 2, 2021, MIC entered into a securities purchase agreement, by and among MIC, the Operating Partnership, and HS3, pursuant to which the Operating Partnership issued and sold to HS3: (a) 1,702,128 OP Units; and (b) 425,532 units of limited partnership interest of the Operating Partnership designated as “Class A Units” which entitle HS3 to purchase up to 425,532 OP Units at an exercise price equal to $11.75 per Class A Unit, and HS3 paid to the Operating Partnership cash consideration of $20.0 million. In connection with the Conversion, each outstanding Class A Unit converted automatically, on a one-for-one basis, into an equal number of Class A Units of the Operating Company. In connection with the Merger, the number of Class A Units was adjusted to 638,298 and the exercise price for the Class A Units was adjusted to $7.83 per Class A Unit. The Common Units generally may be redeemed by the holder thereof for cash or, at the option of New MIC, for shares of New MIC Common Stock. Such securities were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

LTIP Units

The table below sets forth the dates, the numbers, and the recipients of the LTIP Units issued in consideration of the continuous service of a grantee in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Issuance/Grant Date	Number of Units	Grantee
May 27, 2022	2,411	Lorrence T. Kellar

May 27, 2022	2,092	Damon D. Jones

May 27, 2022	1,984	Danica Holley

May 27, 2022	2,092	Jeffrey Osher

May 27, 2022	1,107	Shawn Robert Nelson

August 23, 2022	102,128	Stephanie Hogue

August 23, 2022	170,213	Manuel Chavez III

February 28, 2023	50,813	Stephanie Hogue

February 28, 2023	81,301	Manuel Chavez III

February 28, 2023	5,420	Damon D. Jones

February 28, 2023	5,758	Lorrence T. Kellar

February 28, 2023	4,742	Danica Holley

February 28, 2023	5,420	Jeffrey B. Osher

February 28, 2023	4,742	Shawn Robert Nelson

Performance Units

The table below sets forth the dates, the numbers, and the recipients of the Performance Units issued in consideration of the continuous service of a grantee in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Issuance/Grant Date	Number of Units	Grantee
May 27, 2022	937,500	Manual Chavez III

May 27, 2022	562,500	Stephanie Hogue

Cashless Exercise of Class A Units

On August 29, 2023, the Operating Company issued 156,138 Common Units to HS3 upon the cashless exercise of 638,298 Class A Units based upon a fair market value of $10.37 per Common Unit, as determined under the terms of the Class A Unit Agreement, dated November 2, 2021, by and between the Operating Company and HS3.

The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities included in the Joint Proxy Statement/Prospectus in the section titled “Description of New MIC’s Securities” beginning on page 399 is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the Joint Proxy Statement/Prospectus in the section titled “Management of New MIC After the Merger—Limitation on Liability and Indemnification Matters” on page 380, and is incorporated herein by reference.

Financial Statements

The information set forth in Item 9.01(a) and (b) of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The disclosure set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Report relating to the Second Amendment to the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” under the headings “Preferred Equity PIPE Financing” and “Cashless Exercise of Class A Units” is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

On August 25, 2023, in connection with the Domestication, the Company filed the Articles of Incorporation (the “New MIC Charter”) and Articles of Conversion with the Maryland State Department of Assessments and Taxation. On August 25, 2023, effective upon the Closing, the Company’s board of directors adopted Bylaws (the “Bylaws”), which became effective on that date. The material terms of the New MIC Charter and the Bylaws and the general effect upon the rights of holders of FWAC’s capital stock are discussed in the Joint Proxy Statement/Prospectus in the sections titled “Description of New MIC’s Securities” beginning on page 399, “Proposal 4(A)-(I) - The Governance Proposals” beginning on page 168 and “Comparison of Rights of New MIC Stockholders and MIC Stockholders” beginning on page 428, which are incorporated herein by reference.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” of this Report relating to Series 2 Preferred Stock is hereby incorporated by reference into this Item 3.03.

Copies of the New MIC Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 25, 2023, the Audit Committee of the Company’s board of directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. Deloitte served as the independent registered public accounting firm of MIC prior to the Merger. Accordingly, WithumSmith+Brown, PC (“Withum”), FWAC’s independent registered public accounting firm prior to the Merger, was informed as of the Closing Date that it would be dismissed and replaced by Deloitte as the Company’s independent registered public accounting firm.

Withum’s report on FWAC’s financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from February 19, 2021 (inception) through December 31, 2021, and the related notes to the financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from February 19, 2021 (inception) through December 31, 2021, the year ended December 31, 2022, and the subsequent period through August 25, 2023, there were no: (a) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (b) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for the control deficiency disclosed as a material weakness in FWAC’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Withum is attached hereto as Exhibit 16.1.

During the period from February 19, 2021 (inception) through December 31, 2021, the year ended December 31, 2022, and the subsequent period through August 25, 2023, the Company did not consult Deloitte with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.01	Change in Control of Registrant.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated herein by reference.

As a result of the consummation of the Merger, a change of control of FWAC has occurred, and the shareholders of FWAC as of immediately prior to the Closing held 22.34% of the outstanding shares of New MIC Common Stock immediately following the Closing.

Prior to the consummation of the Merger, FWAC was a special purpose acquisition company. Its largest shareholder was the Sponsor, which immediately prior to the consummation of the Merger beneficially owned 98.25% of the outstanding FWAC Class B Shares and 67.27% of the outstanding FWAC Class A Shares.

By virtue of the consummation of the Merger, the Sponsor beneficially owns 18.47% of the outstanding New MIC Common Stock, which includes 1,900,000 shares of New MIC Common Stock subject to vesting restrictions and forfeiture under the Sponsor Agreement; and Manuel Chavez, III, Stephanie Hogue, and Jeffrey B. Osher, as a group, beneficially own 37.02% of the outstanding New MIC Common Stock and expect to beneficially own 64.75% of the outstanding New MIC Common Stock after giving effect to the conversion of the Series 2 Preferred Stock. Reference is made to “Item 2.01. Completion of Acquisition or Disposition of Assets—Form 10 Information—Security Ownership of Certain Beneficial Owners and Management,” which is incorporated herein by reference, for information regarding the percentage of voting securities of New MIC beneficially owned directly or indirectly by holders of greater than 5% of New MIC Common Stock as of August 28, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, and in accordance with the terms of the Merger Agreement, each executive officer of FWAC resigned from his or her position, and each of Brendan Wallace, Andriy Mykhaylovskyy, Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis, and Amanda Parness resigned from the New MIC board of directors.

The information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” and in the sections titled “Directors and Executive Officers,” “Executive and Director Compensation” and “Certain Relationships and Related Transactions, and Director Independence” in Item 2.01 of this Report is incorporated herein by reference.

Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan

At the extraordinary general meeting of the stockholders of the Company on August 10, 2023, the stockholders of the Company considered and approved the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan was previously approved by the board of directors of FWAC and FWAC’s shareholders.

A description of the Incentive Award Plan is included in the Joint Proxy Statement/Prospectus in the section titled “Proposal 6—The Share Plan Proposal” beginning on page 180, and such description is incorporated herein by reference. The foregoing description of the Incentive Award Plan is qualified in its entirety by the full text of the Incentive Award Plan, which is filed as Exhibit 10.41 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in (or incorporated by reference into) the disclosure set forth in Item 3.03 of this Report is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, on the Closing Date, the Company’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers, and directors of the Company, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of the Code of Business Conduct and Ethics can be found in the Investors Relations section of the Company’s website at www.mobileit.com.

Item 5.06	Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 under the Exchange Act). Pursuant to the Merger Agreement, Brad Greiwe, a co-founder and the managing partner of the Sponsor, was nominated by FWAC to serve as an initial director of the Company.

The disclosures in the Joint Proxy Statement/Prospectus in the sections titled “The Merger—The Merger Agreement” and “ —Certain Related Agreements” beginning on pages 222 and 240, respectively, and “Proposal 2—The Domestication Proposal” beginning on page 152 are incorporated herein by reference. Further, the disclosures set forth in the “Introductory Note” and in Item 2.01 of this Report are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 28, 2023, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of MIC as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 and the related notes are included in the Joint Proxy Statement/Prospectus beginning on page F-66 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of MIC as of June 30, 2023 and for the three and six months ended June 30, 2023 and 2022 and the related notes are included in MIC’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023 beginning on page 1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2023 and the year ended December 31, 2022 is set forth on Exhibit 99.2 hereto and is incorporated herein by reference.

(d)	Exhibits.

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit or Annex	Filing Date

2.1#	Merger Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Corp. III, Queen Merger Corp. I and MIC	424B3	333-269231	A-1	July 11, 2023

2.2#	First Amendment to the Merger Agreement, dated as of March 23, 2023, by and among Fifth Wall Acquisition Corp. III, Queen Merger Corp. I and MIC	424B3	333-269231	A-2	July 11, 2023

3.1*	Articles of Incorporation of the Company

3.2*	Articles of Merger (effecting the change of the name of the Company to “Mobile Infrastructure Corporation”)

3.3*	Bylaws of the Company

4.1	Specimen Common Stock Certificate of the Company	S-4/A	333-269231	4.2	April 11, 2023

10.1	Amended and Restated Letter Agreement, dated as of May 11, 2023, by and among Fifth Wall Acquisition Corp. III, its executive officers, its directors, and Fifth Wall Acquisition Sponsor III LLC	S-4/A	333-269231	10.1	May 11, 2023

10.2	MVP REIT II, Inc. Long-Term Incentive Plan	Form S-11/A	333-205893	10.3	September 24, 2015

10.3	Loan Agreement, dated as of January 10, 2017, by and between MVP Detroit Center Garage, LLC and Bank of America, N.A.	Form 8-K	333-205893	10.1	January 12, 2017

10.4	Loan Agreement, dated as of November 30, 2018, by and among certain subsidiaries of MIC named as borrowers party thereto and LoanCore Capital Credit REIT LLC as lender	Form 8-K	000-55760	10.1	December 6, 2018

10.5	Contribution Agreement, dated as of March 29, 2019, and effective as of April 1, 2019, among MIC, MVP Realty Advisors, LLC, dba The Parking REIT Advisors, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., and Michael V. Shustek	Form 8-K	000-55760	2.1	April 3, 2019

10.6	Services Agreement, dated as of March 29, 2019, by and among MIC, Mobile Infra Operating Partnership, L.P., Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., MVP Realty Advisors, LLC, dba The Parking REIT Advisors, and Michael V. Shustek	Form 8-K	000-55760	10.1	April 3, 2019

10.7	First Amendment to Loan Agreement, dated as of July 9, 2020, by and among certain subsidiaries of MIC named as borrowers party thereto and LLC Warehouse V LLC as lender and successor-in-interest to LoanCore Capital Credit REIT LLC	Form 10-Q	000-55760	10.1	November 16, 2020

10.8	Second Amendment to Loan Agreement, dated as of December 8, 2020, by and among certain subsidiaries of MIC as borrowers party thereto and LLC Warehouse V LLC as lender and successor-in-interest to LoanCore Capital Credit REIT LLC	Form 10-K	000-55760	10.15	March 31, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit or Annex	Filing Date

10.9	Third Amendment to Loan Agreement, dated as of December 8, 2021, by and among MIC as guarantor, certain subsidiaries of MIC as borrowers party thereto, and LoanCore 2021-CRE4 Issuer Ltd. as lender and successor-in-interest to LoanCore Capital Credit REIT LLC	Form 10-K	000-55760	10.14	March 30, 2022

10.10	Equity Purchase and Contribution Agreement, dated as of January 8, 2021, by and among MIC, Mobile Infra Operating Partnership, L.P., Michael V. Shustek, Vestin Realty Mortgage II, Inc., Vestin Realty Mortgage I, Inc., and Color Up, LLC	Form 8-K	000-55760	10.1	January 14, 2021

10.11	Tax Matters Agreement, dated as of August 25, 2021, by and among MIC, Mobile Infra Operating Partnership, L.P., and each Protected Partner identified as a signatory on Schedule I thereto	Form 8-K	000-55760	10.1	August 31, 2021

10.12	Stockholders Agreement, dated as of August 25, 2021, by and between MIC and the Investors identified on the signature pages thereto	Form 8-K	000-55760	10.2	August 31, 2021

10.13	Assignment of Claims, Causes of Action, and Proceeds, dated as of August 25, 2021, by MIC in favor of Michael V. Shustek, MVP Realty Advisors, LLC, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., and their designees, successors, representatives, heirs, and assigns	Form 8-K	000-55760	10.3	August 31, 2021

10.14	Warrant Agreement, dated as of August 25, 2021, by and between MIC and Color Up, LLC	Form 8-K	000-55760	10.4	August 31, 2021

10.15*	Warrant Assumption and Amendment Agreement, dated as of August 25, 2023, by and among MIC, the Company, and Color Up, LLC

10.16*	Amended and Restated Warrant Agreement, dated as of August 29, 2023, by and between the Company and Color Up, LLC

10.17	Software License and Development Agreement, dated as of August 25, 2021, by and between MIC and DIA Land Co., LLC	Form 8-K	000-55760	10.7	August 31, 2021

10.18	First Amendment to Services Agreement, dated as of August 25, 2021, by and among MIC, MVP REIT II Operating Partnership, L.P., Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., MVP Realty Advisors, LLC, and Michael V. Shustek	Form 8-K	000-55760	10.8	August 31, 2021

10.19	First Amendment to Contribution Agreement, dated as of August 25, 2021, by and among MIC, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., MVP Realty Advisors, LLC, and Michael V. Shustek	Form 8-K	000-55760	10.9	August 31, 2021

10.20	Securities Purchase Agreement, dated as of November 2, 2021, by and among MIC, Mobile Infra Operating Partnership, L.P., and HSCP Strategic III, LP	Form 8-K	000-55760	10.1	November 4, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit or Annex	Filing Date

10.21	Class A Unit Agreement, dated as of November 2, 2021, by and between Mobile Infra Operating Partnership, L.P. and HSCP Strategic III, LP	Form 8-K	000-55760	10.2	November 4, 2021

10.22	Amended and Restated Registration Rights Agreement, dated as of November 2, 2021, by and among MIC and the Holders	Form 8-K	000-55760	10.3	November 4, 2021

10.23	Credit Agreement, dated as of March 29, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., certain subsidiaries of MIC, as borrowers party thereto, KeyBanc Capital Markets and KeyBank, National Association, as administrative agent and lender	Form 8-K	000-55760	10.1	April 1, 2022

10.24	First Amendment to Credit Agreement, dated as of November 17, 2022, by and among Mobile Infra Operating Partnership, L.P., KeyBank National Association, and the other financial institutions party thereto	Form 8-K	000-55760	10.1	November 22, 2022

10.25#*	Waiver and Second Amendment to Credit Agreement, dated as of August 25, 2023, by and among Mobile Infra Operating Partnership, L.P., MIC, each subsidiary of MIC party thereto, KeyBank National Association, and the other financial institutions party thereto

10.26	Employment Agreement, dated as of August 25, 2021, by and between MIC and Manuel Chavez	Form 8-K	000-55760	10.10	August 31, 2021

10.27	Employment Agreement, dated as of August 25, 2021, by and between MIC and Stephanie Hogue	Form 8-K	000-55760	10.11	August 31, 2021

10.28	First Amendment to Employment Agreement, dated as of August 23, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Manuel Chavez	Form 8-K	000-55760	10.1	August 26, 2022

10.29	First Amendment to Employment Agreement, dated as of August 23, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Stephanie Hogue	Form 8-K	000-55760	10.2	August 26, 2022

10.30	Second Amendment to Employment Agreement, dated as of December 13, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Manuel Chavez	Form 8-K	000-55760	10.4	December 14, 2022

10.31	Second Amendment to Employment Agreement, dated as of December 13, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Stephanie Hogue	Form 8-K	000-55760	10.5	December 14, 2022

10.32	Form of Performance Unit Award Agreement	Form 10-Q	000-55760	10.1	August 15, 2022

10.33	Form of First Amendment to Performance Unit Agreement	S-4/A	333-269231	10.39	April 11, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit or Annex	Filing Date

10.34	Form of LTIP Unit Agreement (Director Grants)	Form 10-Q	000-55760	10.2	August 15, 2022

10.35	Form of LTIP Unit Agreement (Liquidity Event)	Form 8-K	000-55760	10.3	August 26, 2022

10.36	First Amendment to LTIP Unit Agreement, dated as of December 13, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Manuel Chavez	Form 8-K	000-55760	10.6	December 14, 2022

10.37	First Amendment to LTIP Unit Agreement, dated as of December 13, 2022, by and among MIC, Mobile Infra Operating Partnership, L.P., and Stephanie Hogue	Form 8-K	000-55760	10.7	December 14, 2022

10.38	Form of First Amendment to LTIP Unit Agreement	S-4/A	333-269231	10.44	April 11, 2023

10.39	Form of Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC Performance Unit Award Agreement	S-4/A	333-269231	10.45	April 11, 2023

10.40	Form of MIC and Mobile Infra Operating Company, LLC LTIP Unit Award Agreement	S-4/A	333-269231	10.46	April 11, 2023

10.41	Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan	424B3	333-269231	N	July 11, 2023

10.42*	Registration Rights Agreement, dated as of August 25, 2023, by and among the Company, Fifth Wall Acquisition Sponsor III LLC, the FWAC Sponsor Holders identified on Schedule A thereto, the MIC Holders identified on Scheduled B thereto, and the Preferred Holders identified on Schedule C thereto

10.43	Sponsor Lock-Up Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Sponsor III LLC, Fifth Wall Acquisition Corp. III, and MIC	Form 8-K	001-40415	10.1	December 14, 2022

10.44	Seller Lock-up Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Corp. III, MIC, and certain security holders of MIC	Form 8-K	001-40415	10.2	December 14, 2022

10.45	Second Amended and Restated Sponsor Agreement, dated as of June 15, 2023, by and among Fifth Wall Acquisition Corp. III, MIC, Fifth Wall Acquisition Sponsor III LLC, and certain holders of FWAC Class B Shares	424B3	333-269231	F	July 11, 2023

10.46*	Letter Agreement, dated August 25, 2023, by and among Fifth Wall Acquisition Corp. III, Fifth Wall Acquisition Sponsor III LLC, and MIC

10.47	Form of Preferred Subscription Agreement	424B3	333-269231	K	July 11, 2023

10.48	Support Agreement, dated December 13, 2022, by and between Fifth Wall Acquisition Corp. III and Color Up, LLC	Form 8-K	001-40415	10.5	December 14, 2022

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit or Annex	Filing Date

10.49	Amended and Restated Support Agreement, dated as of March 23, 2023, by and between Fifth Wall Acquisition Corp. III and HSCP Strategic III, LP	Form 8-K	001-40415	10.1	March 23, 2023

10.50*	Limited Liability Company Agreement of Mobile Infra Operating Company, LLC

10.51	Form of Indemnification Agreement of the Company	S-4/A	333-269231	10.60	April 11, 2023

16.1*	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated August 31, 2023

21.1*	List of Subsidiaries of the Company

99.1*	Press Release, dated August 28, 2023

99.2*	Unaudited Pro Forma Condensed Combined Financial Information as of and for the six months ended June 30, 2023 and the year ended December 31, 2022

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed or furnished herewith.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K
Item 601.	The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: August 31, 2023	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President, Chief Financial Officer, Treasurer, and Corporate Secretary